UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Banco Santander, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

Ciudad Grupo Santander 28660 Boadilla del Monte (Madrid) Spain (Address of principal executive offices)	28660 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series 16 8.000% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271955

Securities to be registered pursuant to Section 12(g) of the Act:   None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement dated July 29, 2024, relating to the Registrant’s Series 16 8.000% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Prospectus Supplement”), to a base prospectus dated May 16, 2023 (the “Prospectus”) contained in the registration statement of the Registrant on Form F-3ASR (File No. 333-271955) filed with the Commission on May 16, 2023, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Contingent Convertible Capital Securities”, “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Capital Securities” and “Taxation” of the Prospectus, and “Description of the Notes” and “Taxation” of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Contingent Convertible Capital Securities Indenture, dated as of November 21, 2023, between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, London Branch, as Trustee (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on November 21, 2023).
4.2	Second Supplemental Indenture, dated as of August 1, 2024, to the Contingent Convertible Capital Securities Indenture, dated as of November 21, 2023, among Banco Santander, S.A., as Issuer, The Bank of New York Mellon, London Branch, as Trustee, Paying and Conversion Agent, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Contingent Convertible Capital Securities Registrar (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on August 1, 2024).
4.3	Form of Global Note for the Series 16 8.000% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on August 1, 2024).
99.1	The Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) dated July 29, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Banco Santander, S.A.

Issuer

By:	/s/ José Antonio Soler
Name: José Antonio Soler Title: Authorized Representative

August 7, 2024